UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2016

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 13, 2016, Western Power Distribution PLC ("WPD"), an indirect wholly owned subsidiary of PPL Corporation, entered into a £210 million five-year multicurrency revolving credit facility with HSBC Bank PLC and Mizuho Bank, Ltd. as Joint Coordinators and Bookrunners, Mizuho Bank, Ltd. as Facility Agent and the other banks party thereto as Mandated Lead Arrangers (the "Credit Facility").

Borrowings under the Credit Facilities bear interest at a percentage rate per annum which is equal to the sum of (a) the applicable margin plus (b) the LIBOR or EURIBOR rate, as applicable. The applicable margin varies from 65 basis points to 130 basis points based upon the long-term unsecured and non credit-enhanced credit ratings of WPD.

The Credit Facility is voluntarily prepayable from time to time without premium or penalty, and is mandatorily prepayable upon certain events, including in the event that WPD fails to own 100% of the capital stock of each of Western Power Distribution (South West) plc, Western Power Distribution (South Wales) plc, Western Power Distribution (West Midlands) plc and Western Power Distribution (East Midlands) plc, which are the distribution network operating companies comprising PPL's U.K. Regulated segment.

In addition, under the Credit Facility WPD is subject to certain financial covenants, which require that WPD's (i) total net debt does not exceed 85% of its regulatory asset base, as determined from time to time by the U.K. Office of Gas and Electricity Markets, in order to pay dividends or distributions and 87.5% for all other purposes, and (ii) consolidated EBITDA to interest payable is no less than 3.0 to 1.0, in each case as calculated pursuant to such agreement.  WPD intends to use the Credit Facility for general corporate purposes.

The Credit Facility also contains customary representations, covenants and events of default.  Failure to meet the covenants beyond applicable grace periods and certain other events could result in acceleration of the loans and/or termination of the Credit Facility.

The foregoing summary of the Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Facility, which is filed as Exhibits 10.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	10.1 -	£210,000,000 Multicurrency Revolving Credit Facility Agreement, dated 13 January 2016, among Western Power Distribution plc and HSBC Bank PLC and Mizuho Bank, Ltd. as Joint Coordinators and Bookrunners, Mizuho Bank, Ltd. as Facility Agent and the other banks party thereto as Mandated Lead Arrangers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

January 19, 2016